ASP VENTURES CORP.
 1818 - 1177 West Hastings Street, Vancouver, Canada V6E 2K3

MEMORANDUM OF UNDERSTANDING
ADDENDUM

TO:  THE SHAREHOLDERS OF

Promerita Inc.
100 Second Avenue South, Suite 200S
St. Petersburg, Florida 33701

RE: ACQUISITION OF PROMERITA INC. dba EYEDIRECTI.COM
                                 ("PROMERITA") BY ASP VENTURES CORP. ("ASP")

Pursuant to the Memorandum of Understanding dated March 5, 2001, this addendum alters the requirement under Part 9 of the agreement that "the Valuation, audited financial statements and such other due diligence material as ASP may reasonably request to be provided to ASP within 30 days from the date of acceptance hereof by the Promerita shareholders" to provide for a sixty (60) day extension. The revised period will be ninety (90) days from the date of acceptance and consequently the expiry of this due diligence period will now occur June 4, 2001.

Kindly indicate your acceptance of this addendum.

ASP Ventures Corp.
Per:	/s/ Ross Wilmot President, Chief Executive Officer & Director, ASP Ventures, Inc., Ross Wilmot

Promerita, Inc.
Per:	/s/ Mark Samardich President, Promerita, Inc., Mark Samardich